UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2006

BARNABUS ENERGY, INC. (Exact Name of Registrant as Specified in Charter)

NEVADA	000-50450	98-0370750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

514 Via De La Valle Suite 200 Solana Beach, CA	92075
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (858)-794-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities
Item 5.02 Departure of Director and Principal Officer; Election of Director; Appointment of Principal Officer

Resignation and Appointment of Director

Barnabus Energy, Inc. (the "Company") announced that effective as of March 15, 2006, Tedman M. Williams resigned as a director of the Company and Vera Pardee was appointed to fill the vacancy created by Mr. William's resignation. Ms. Pardee was also appointed as head of the Corporate Governance Committee. Mr. Williams has indicated that his resignation is not due to any disagreement with the Company or the Company's Board of Directors on any matter relating to the Company's operations, policies or practices.

In the last two years, there have been no transactions, or series of transactions between Ms. Pardee, any member of her immediate family, or any companies Ms. Pardee may be affiliated with, and the Company in which the amount involved exceeded $60,000 and in which Ms. Pardee, her immediate family, or any affiliated companies has, or will have, a direct or indirect material interest.

Additional Financing

On March 17, 2006 the Company completed the last tranche of its private placement which was first reported by Form 8-K filed on February 14, 2006 as it pertained to the initial investment by Coach Capital LLC. The Company accepted total investments by investors in the aggregate amount of $5,250,000 all of which were on substantially the same terms as those detailed in the 8-K filed on February 14, 2006, which is hereby incorporated by reference. In addition to Coach Capital LLC, Bank Sal. Oppenheim jr. & Cie. (Schweiz) AG, Nadelson Internacional S.A. and Eversource Group Limited were investors in the offering. The investment documents specific to these additional purchases are attached hereto as exhibits 10.1 through 10.12.

These securities were issued without registration with the Securities and Exchange Commission, pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 and Regulation S promulgated thereunder. The Company determined that this exemption was available because of the nature of the purchasers. In making this determination, the Company relied upon representations made by the purchasers.

Amendment of Employment Agreement

On March 15, 2006, the Company amended the employment agreement, with Cheryl J. Bostater, the Company's Chief Financial Officer. The amendment converted the equity compensation to Ms. Bostater from a grant of options to a grant of stock. A copy of the amendment is attached hereto as Exhibit 10.13.

Issuance of Restricted Stock

As director compensation, on March 15, 2006, the Company issued 40,000 shares of restricted stock to each of its directors, namely David Saltman, Norman Dodd, Derek May, Ron Gangemi, Andrew Leitch, E. Douglas Ward and Vera Pardee with the exception of Tedman Williams, who received 60,000 shares. The Company also issued to Songul Atacan as compensation 10,000 shares of restricted stock. These securities were issued without registration with the Securities and Exchange Commission, pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Company determined that this exemption was available because of the nature of the purchasers. In making this determination, the Company relied upon representations made by the purchasers.

Additionally on March 15, 2006, the Company issued 60,000 unrestricted shares to David Saltman and 30,000 unrestricted shares to Cheryl J. Bostater pursuant to the Company's 2004 Consultant Compensation Plan for previous consulting services provided to the Company by Mr. Saltman and Ms. Bostater. These shares were issued pursuant to an effective registration statement on Form S-8.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Investment Agreement

10.2	0% Subordinated Mandatory Convertible Debenture

10.3	Common Stock Purchase Warrant

10.4	Registration Rights Agreement

10.5	Investment Agreement

10.6	0% Subordinated Mandatory Convertible Debenture

10.7	Common Stock Purchase Warrant

10.8	Registration Rights Agreement

10.9	Investment Agreement

10.10	0% Subordinated Mandatory Convertible Debenture

10.11	Common Stock Purchase Warrant

10.12	Registration Rights Agreement

10.13	Amendment No. 1 to Employement Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNABUS ENERGY, INC.

Date: March 20, 2006	By:	/s/David Saltman
Name: David Saltman Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Investment Agreement

10.2	0% Subordinated Mandatory Convertible Debenture

10.3	Common Stock Purchase Warrant

10.4	Registration Rights Agreement

10.5	Investment Agreement

10.6	0% Subordinated Mandatory Convertible Debenture

10.7	Common Stock Purchase Warrant

10.8	Registration Rights Agreement

10.9	Investment Agreement

10.10	0% Subordinated Mandatory Convertible Debenture

10.11	Common Stock Purchase Warrant

10.12	Registration Rights Agreement

10.13	Amendment No. 1 to Employement Agreement